EXHIBIT 23.2



                    CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2000 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Raven Industries, Inc., which is incorporated by reference in Raven Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2000. We also consent to the incorporation by reference of our report dated March 11, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
July 13, 2000


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